Exhibit 99.1

Journey Medical Corporation Reports First Quarter 2022 Financial Results and Recent Corporate Highlights

Generated record revenue of $23.3 million for the first quarter of 2022

First patient dosed in Phase 3 clinical program evaluating DFD-29 for the treatment of papulopustular rosacea

Company to hold conference call on May 10, 2022 at 4:30 p.m. ET

Scottsdale, AZ – May 10, 2022 – Journey Medical Corporation (NASDAQ: DERM) (“Journey Medical” or the “Company”), a commercial-stage pharmaceutical company that focuses on the development and commercialization of pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the first quarter ended March 31, 2022.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “Journey Medical had a solid start in the first quarter of 2022 positioning us for another year of continued growth. Financially, we generated record revenue of $23.3 million, a 117% increase from the first quarter of 2021. In addition to this financial achievement, we expanded our available dermatologic product line, with the acquisition and launch of two prescription dermatology products, Amzeeq® and Zilxi®; our product portfolio now has a total of nine marketed prescription dermatology products. We also dosed the first patient in our pivotal Phase 3 clinical program for DFD-29, which is being evaluated for the treatment of papulopustular rosacea. Looking ahead, we plan to launch one additional prescription product in the second half of 2022. We believe Journey Medical remains poised for ongoing success, given our financial and commercial progress coupled with our development pipeline.”

Financial Results:

•	Net Product Sales Performance:

o	Journey Medical products generated net product revenues of $20.8 million for the first quarter of 2022, compared to net product revenues of $10.7 million for the first quarter of 2021, representing 94% growth from the first quarter of 2021.

•	Other revenue:

o	Other revenue for the first quarter ended March 31, 2022 reflects a net $2.5 million milestone payment from our exclusive out-licensing partner in Japan, Maruho Co., Ltd. (“Maruho”). In January 2022, Maruho received manufacturing and marketing approval in Japan for Rapifort® Wipes 2.5% (Japanese equivalent to U.S. FDA approved QBREXZA®). The Company acquired global rights to QBREXZA® from Dermira, Inc. (“Dermira”), a wholly owned subsidiary of Eli Lilly and Company, in 2021. The Maruho out-licensing agreement also provides for future product sales royalties to be paid to the Company.

•	Selling, general and administrative expenses were $14.7 million for the first quarter of 2022, compared to $6.2 million for the first quarter of 2021, primarily representing the expansion of our salesforce, marketing expense related to our expanded product portfolio, and legal expenses.

•	Research and development costs were $1.3 million in the first quarter of 2022, compared to zero in the first quarter of 2021 reflecting our ongoing clinical trial expenses to develop our DFD-29 product. We expect these expenses to increase as additional patients are enrolled in the trials.

•	Net loss was $1.4 million, or $0.08 per share basic and diluted, for the first quarter of 2022, compared to net income of $0.3 million, or $0.03 basic and $0.02 diluted per share, for the first quarter of 2021.

•	The Company’s Adjusted EBITDA (Adjusted Operating Net Income) was $2.3 million, or $0.13 per share basic and $0.11 per share diluted, for the first quarter of 2022, compared to Adjusted EBITDA (Adjusted Operating Net Income) of $1.2 million, or $0.13 per share basic and $0.11 per share diluted, for the first quarter of 2021. Adjusted EBITDA (Adjusted Operating Net Income), Adjusted Operating Net Income per share basic and Adjusted Net Income per share diluted are non-GAAP financial measures, each of which are reconciled to the most directly comparable financial measures calculated in accordance with GAAP below, under the heading “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income).”

•	As of March 31, 2022, Journey Medical’s cash and cash equivalents totaled $41.3 million, compared to $49.1 million on December 31, 2021.

Recent Corporate Highlights:

•	In March 2022, Journey Medical dosed the first patient in the Phase 3 clinical program of DFD-29 for the treatment of papulopustular rosacea. Topline data are anticipated in the first quarter of 2023 with an NDA filing expected in the second half of 2023.

•	In January 2022, Journey Medical received notice from its exclusive licensing partner in Japan, Maruho, that Japan’s Ministry of Health, Labor and Welfare approved Rapifort® Wipes 2.5% (glycopyrronium tosylate hydrate) for the treatment of primary axillary hyperhidrosis. This approval triggered a milestone payment of $10.0 million to Journey Medical, $7.5 million of which was paid to Dermira pursuant to the terms of the Asset Purchase Agreement between Journey Medical and Dermira, with net proceeds of $2.5 million paid to Journey Medical.

•	Also, in January 2022, Journey Medical acquired two FDA-approved topical minocycline products, Amzeeq® and Zilxi®, and a Molecule Stabilizing Technology™ platform from VYNE Therapeutics, Inc. for an upfront payment of $20.0 million and an additional $5.0 million on the one (1)-year anniversary of the closing. Journey Medical will also be obligated to pay additional amounts to VYNE Therapeutics, Inc. upon the occurrence of certain net sales milestones beginning at $100 million of product revenue per product annually.

•	Additionally, in January 2022, Journey Medical expanded the borrowing capacity of the East West Bank credit agreement to $30.0 million, which includes an increase to the working capital revolving line of credit to $10.0 million and the addition of a $20.0 million term loan.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast at 4:30 p.m. ET on May 10, 2022.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately ten minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference by navigating to https://dpregister.com/sreg/10166245/f268802ed7. Please note that registered participants will receive their dial in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

About Journey Medical Corporation

Journey Medical Corporation (NASDAQ: DERM) (“Journey Medical”) is focused on identifying, acquiring, developing and strategically commercializing innovative, differentiated dermatology products through its efficient sales and marketing model. The company currently markets nine products that help treat and heal common skin conditions. The Journey Medical team is comprised of industry experts with extensive experience commercializing some of the most successful prescription dermatology brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials, including disruptions that may result from hostilities in Europe; our dependence on third-party suppliers; risks relating to the COVID-19 outbreak and its potential impact on our employees’ and consultants’ ability to complete work in a timely manner and on our ability to obtain additional financing on favorable terms or at all; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K filed on March 28, 2022, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contacts:

Jaclyn Jaffe and Bill Begien

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands except for share and per share amounts)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$41,331	$49,081
Accounts receivable, net of reserves	31,183	23,112
Inventory	16,137	9,862
Prepaid expenses and other current assets	1,608	2,438
Total current assets	90,259	84,493

Intangible assets, net	30,457	12,552
Operating lease right-of-use asset, net	67	89
Other assets	118	150
Total assets	$120,901	$97,284

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$26,959	$22,812
Due to related party	511	641
Accrued expenses	25,885	22,733
Accrued interest	66	-
Income taxes payable	112	8
Line of credit	-	812
Deferred cash payment (net of discount of $206 and $0 as of March 31, 2022 and December 31, 2021, respectively)	4,794	-
Installment payments – licenses, short-term (net of debt discount of $431 and $490 as of March 31, 2022 and December 31, 2021, respectively)	2,569	4,510
Operating lease liabilities, short-term	74	98
Total current liabilities	60,970	51,614

Term loan (net of debt discount of $223 and $0 as of March 31, 2022 and December 31, 2021, respectively)	14,777	-
Installment payments – licenses, long-term (net of debt discount of $284 and $373 as of March 31, 2022 and December 31, 2021, respectively)	3,716	3,627
Total liabilities	79,463	55,241

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 11,318,344 and 11,316,344 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1	1
Additional paid-in capital	81,688	80,915
Accumulated deficit	(40,252)	(38,874)
Total stockholders' equity	41,438	42,043
Total liabilities and stockholders' equity	$120,901	$97,284

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands except for share and per share amounts)

	Three-Month Periods Ended
	March 31,
	2022	2021
Revenue:
Product revenue, net	$20,796	$10,719
Other revenue	2,500	-
Total Revenue	23,296	10,719

Operating expenses
Cost of goods sold – product revenue	8,203	3,908
Research and development	1,266	-
Selling, general and administrative	14,715	6,226
Total operating expenses	24,184	10,134
(Loss) income from operations	(888)	585

Other expense
Interest income	(3)	-
Interest expense	389	221
Total other expense	386	221
Net (loss) income before income taxes	(1,274)	364

Income tax (benefit) expense	104	96
Net (loss) income	$(1,378)	$268

Net (loss) income per common share – basic	$(0.08)	$0.03
Net (loss) income per common share – diluted	$(0.08)	$0.02

Weighted average shares outstanding – basic	17,318,344	9,158,333
Weighted average shares outstanding – diluted	17,318,344	10,897,096

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA (Adjusted Operating Net Income), Adjusted Operating Net Income per share basic and Adjusted Net Income per share diluted. We define Adjusted EBITDA (Adjusted Operating Net Income) as net income (loss) plus interest, taxes and depreciation, less certain other non-cash items, namely, stock-based compensation expense, amortization of acquired intangible assets, inventory step-up, as more fully described as follows:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude costs associated with non-core and short-term related research and development because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy.

•	Amortization of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of step-ups of acquisition accounting adjustments to inventories.

Adjusted Operating Net Income per share basic and Adjusted Net Income per share diluted are determined by dividing the resulting Adjusted EBITDA (Adjusted Operating Net Income) by the number of shares outstanding on an actual and fully diluted basis.

Management believes use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBTIDA (Adjusted Operating Net Income), Adjusted Operating Net Income per share basic, Adjusted Net Income per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income)

(Dollars in thousands except for share and per share amounts)

		Three-Month Periods Ended
		March 31,
		2022	2021
GAAP Net (Loss) income		$(1,378)	$268

EBITDA:
Interest		386	221
Taxes		104	96
Depreciation		-	-
Amortization of acquired intangible assets		1,017	584
EBITDA		129	1,169

Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income):
Share-based compensation		773	22
Inventory step-up expense		140	-
Non-core & short-term R&D		1,266	-
Non-GAAP Adjusted EBITDA (Adjusted Operating Net Income)		$2,308	$1,191

Per common share - basic:
GAAP Net (loss) income		$(0.08)	$0.03
Non-GAAP Net income		$0.13	$0.13

Per common share - diluted:
GAAP Net (loss) income		$(0.08)	$0.03
Non-GAAP Net income		$0.11	$0.11

GAAP weighted average common shares outstanding - basic	(1)	17,318,344	9,158,333
GAAP weighted average common shares outstanding - diluted		20,341,996	10,897,096

(1) Reflects both basic and dilutive for computing the GAAP Net loss EPS as the GAAP Net loss is antidilutive and the effect would be to reduce the loss per share.